Exhibit 99

1201 S. Second Street

Milwaukee, WI 53204

USA

Fax: 414.382.5560

News Release

Contact	John Bernaden	Rondi Rohr-Dralle
	Media Relations	Investor Relations
	Rockwell Automation	Rockwell Automation
	414.382.2555	414.382.8510

Rockwell Automation Reports First Quarter 2009 Results

•	Organic sales down 5 percent; total sales including currency down 11 percent

•	Diluted EPS from continuing operations of $0.81

•	Revised fiscal 2009 guidance reflects deteriorating market conditions

MILWAUKEE (February 2, 2009) – Rockwell Automation, Inc. (NYSE: ROK) today reported fiscal 2009 first quarter revenue of $1,189.2 million, down 11 percent compared to $1,331.9 million in 2008. Organic sales declined 5 percent, while currency translation contributed 6 percentage points to the total 11 percent decline. Fiscal 2009 first quarter net income was $118.4 million or $0.83 per share. Fiscal 2009 first quarter income from continuing operations was $115.6 million or $0.81 per share, compared to $1.04 per share in the first quarter of 2008. Segment operating earnings were $177.6 million in the first quarter of 2009, down from $257.5 million in the same period of 2008.

First quarter 2009 free cash flow from continuing operations was $21.8 million versus $78.1 million in the first quarter of 2008. Return on invested capital was 22.3 percent.

Free cash flow, organic sales and return on invested capital are non-GAAP measures that are defined in the attachments to this release under “Other Supplemental Information”.

Commenting on the results, Keith D. Nosbusch, chairman and chief executive officer said, “After a very solid October, we experienced a severe decline in customer demand during the second half of the quarter. Deteriorating economic, financial and credit market conditions affected all regions and most industries, aggravated by an unusual number of customer plant shutdowns. As a result, our performance in the first quarter was below our previous expectations. In the face of this challenging environment, we nevertheless are encouraged by the continued success of our process business and 10 percent organic growth in Latin America.”

Outlook

Commenting on the outlook, Nosbusch added, “We expect the market environment in 2009 to be extremely difficult. The global recession has grown deeper and wider than we originally anticipated. Key economic indicators and projections continue to weaken and we are seeing a significant deceleration in customer demand. Given the abrupt fall off in sales volume and increasing uncertainty, we are preparing for a revenue decline between 12 and 17 percent in fiscal 2009, excluding the effects of currency. Based on this outlook and the savings related to cost reduction actions, we are revising our fiscal 2009 earnings guidance downward to a range of $1.55 to $2.25 per share.

“We are executing the previously announced restructuring actions and are realizing the planned benefits. Given the current environment, we will continue to reduce costs, balancing short-term financial performance with prospects for long-term growth. We are aggressively attacking working capital to improve cash flow conversion. Our balance sheet, revenue diversification strategy and experienced leadership team provide strength in difficult times like these. We remain committed to executing our growth and performance strategy and will preserve investments in core technologies and the globalization of our business.”

Nosbusch added, “Our employees are doing an outstanding job navigating through these global market challenges and are committed to improving our customers’ experience and increasing our share. In these times, manufacturers need more than ever the competitive benefits of our technology, domain expertise and solutions. As we help our customers solve their business needs and better equip them to deal with these difficult market conditions, we are confident that we will emerge from this downturn more competitive than before.”

Following is a discussion of first quarter results for each of the segments.

Architecture & Software

Architecture & Software first quarter sales were $506.4 million, a decrease of 12 percent from $577.9 million in the first quarter of 2008. Currency translation contributed 6 percentage points to the decline. Segment operating earnings were $109.6 million in the first quarter of 2009 compared to $148.5 million in the first quarter of 2008. Architecture & Software segment operating margin was 21.6 percent in the first quarter of 2009 compared to 25.7 percent in the same period of 2008.

Control Products & Solutions

Control Products & Solutions first quarter sales were $682.8 million, a decrease of 9 percent from $754.0 million in the first quarter of 2008. Currency translation contributed 6 percentage points to the decline. Segment operating earnings were $68.0 million in the first quarter of 2009 compared to $109.0 million in the first quarter of 2008. Control Products & Solutions segment operating margin was 10.0 percent in the first quarter of 2009 compared to 14.5 percent in the same period of 2008.

General Corporate – Net

First quarter general corporate net expense was $18.1 million compared to $14.2 million in the first quarter of 2008. General corporate net expense in the first quarter of 2008 benefited from a $6 million gain related to the divestiture of Power Systems.

Income Taxes

The effective tax rate for the first quarter of 2009 was 17.1 percent, as the Company benefited from resolution of a contractual tax obligation and the retroactive extension of the U.S. federal research tax credit. The effective tax rate for the first quarter of 2008 was 28.5 percent. For 2009, the Company now expects the full year tax rate to be in the range of 22 to 26 percent, subject to quarterly variability.

Share Repurchases

During the first quarter of 2009, the Company repurchased 1.7 million shares at a cost of $50.0 million. The Company had $621.2 million available at December 31, 2008 under its $1.0 billion share repurchase authorization.

Conference Call

A conference call to discuss our financial results will take place at 8:30 A.M. Eastern Time on February 2. The call and related financial charts will be webcast and accessible via the Rockwell Automation website (www.rockwellautomation.com).

This news release contains statements (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “believe”, “estimate”, “expect”, “project”, “plan”, “anticipate”, “will”, “intend” and other similar expressions may identify forward- looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties, many of which are beyond our control, including but not limited to:

•

economic changes in global markets where we compete, such as currency exchange rates, inflation rates, recession, interest rates and the volatility and disruption of the capital and credit markets for us, our customers, and our suppliers;

•	laws, regulations and governmental policies affecting our activities in the countries where we do business;

•	successful development of advanced technologies and demand for and market acceptance of new and existing products;

•	general global and regional economic, business or industry conditions, including levels of capital spending in industrial markets;

•	the availability, effectiveness and security of our information technology systems;

•	competitive product and pricing pressures;

•	disruption of our operations due to natural disasters, acts of war, strikes, terrorism, or other causes;

•	intellectual property infringement claims by others and the ability to protect our intellectual property;

•	our ability to successfully address claims by taxing authorities in the various jurisdictions where we do business;

•	our ability to attract and retain qualified personnel;

•	the uncertainties of litigation;

•	disruption of our North American distribution channel;

•	the availability and price of components and materials;

•	the ability of our divested businesses to satisfy certain obligations that they have assumed;

•	successful execution of our cost productivity, restructuring and globalization initiatives;

•	our ability to execute strategic actions, including acquisitions and integration of acquired businesses; and

•	other risks and uncertainties, including but not limited to those detailed from time to time in our Securities and Exchange Commission filings.

These forward-looking statements reflect our beliefs as of the date of filing this release. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Rockwell Automation, Inc. (NYSE: ROK), is a leading global provider of industrial automation power, control and information solutions that help manufacturers achieve a competitive advantage for their businesses. The company brings together leading global brands in industrial automation that include Allen-Bradley® controls and services and Rockwell Software® factory management software. Headquartered in Milwaukee, Wisc., the company employs about 21,000 people serving customers in more than 80 countries.

ROCKWELL AUTOMATION, INC.

SALES AND EARNINGS INFORMATION

(in millions, except per share amounts)

	Three Months Ended December 31,
	2008	2007
Sales
Architecture & Software	$506.4	$577.9
Control Products & Solutions	682.8	754.0

Total sales	$1,189.2	$1,331.9

Segment operating earnings
Architecture & Software	$109.6	$148.5
Control Products & Solutions	68.0	109.0

Total segment operating earnings	177.6	257.5

Purchase accounting depreciation and amortization	(5.0)	(6.3)
General corporate - net	(18.1)	(14.2)
Interest expense	(15.0)	(18.0)

Income from continuing operations before income taxes	139.5	219.0
Income tax provision	(23.9)	(62.4)

Income from continuing operations	115.6	156.6
Income from discontinued operations	2.8	—

Net income	$118.4	$156.6

Diluted earnings per share
Continuing operations	$0.81	$1.04
Discontinued operations	0.02	—

Net income	$0.83	$1.04

Average diluted shares	142.2	151.0

ROCKWELL AUTOMATION, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions)

	Three Months Ended December 31,
	2008	2007
Sales	$1,189.2	$1,331.9
Cost of sales	(718.8)	(756.4)

Gross profit	470.4	575.5

Selling, general and administrative expenses	(313.4)	(348.6)
Other (expense) income	(2.5)	10.1
Interest expense	(15.0)	(18.0)

Income from continuing operations	139.5	219.0
Income tax provision	(23.9)	(62.4)

Income from continuing operations	115.6	156.6

Income from discontinued operations	2.8	—

Net income	$118.4	$156.6

ROCKWELL AUTOMATION, INC.

CONDENSED BALANCE SHEET INFORMATION

(in millions)

	December 31, 2008	September 30, 2008
Assets
Cash and cash equivalents	$554.0	$582.2
Receivables	824.0	959.9
Inventories	600.5	575.5
Property, net	539.3	553.8
Goodwill and intangibles	1,098.1	1,165.8
Other assets	783.4	756.4

Total	$4,399.3	$4,593.6

Liabilities and Shareowners’ Equity
Short-term debt	$175.1	$100.1
Accounts payable	362.1	437.3
Long-term debt	904.5	904.4
Other liabilities	1,338.8	1,463.0
Shareowners’ equity	1,618.8	1,688.8

Total	$4,399.3	$4,593.6

ROCKWELL AUTOMATION, INC.

CONDENSED CASH FLOW INFORMATION

(in millions)

	Three Months Ended December 31,
	2008	2007
Continuing operations:

Operating activities:
Income from continuing operations	$115.6	$156.6
Depreciation and amortization	32.3	31.3
Retirement benefits expense	11.8	11.3
Pension trust contributions	(7.5)	(9.3)
Receivables/inventories/payables	(11.9)	(90.5)
Other	(91.5)	2.1

Cash provided by operating activities	48.8	101.5

Investing activities:
Capital expenditures	(27.4)	(26.3)
Acquisition of business, net of cash acquired	—	(61.6)
Proceeds from sale of property and securities	1.3	36.3
Other investing activities	0.8	—

Cash used for investing activities	(25.3)	(51.6)

Financing activities:
Net issuance of debt	75.0	320.0
Cash dividends	(41.0)	(43.3)
Purchases of treasury stock	(53.5)	(97.5)
Proceeds from the exercise of stock options	3.9	9.6
Excess income tax benefit from the exercise of stock options	0.4	2.9
Other financing activities	(0.2)	(0.1)

Cash (used for) provided by financing activities	(15.4)	191.6

Effect of exchange rate changes on cash	(36.3)	6.9

Cash (used for) provided by continuing operations	(28.2)	248.4

Discontinued operations:
Cash used for discontinued operations	—	(5.6)

(Decrease) increase in cash and cash equivalents	$(28.2)	$242.8

ROCKWELL AUTOMATION, INC.

OTHER SUPPLEMENTAL INFORMATION

(in millions)

Free Cash Flow

Our definition of free cash flow, which is a non-GAAP financial measure, takes into consideration capital investments required to maintain the operations of our businesses and execute our strategy. We account for share-based compensation under SFAS 123(R), which requires that we report the excess income tax benefit from the exercise of stock options as a financing cash flow rather than as an operating cash flow. We have added this benefit back to our calculation of free cash flow in order to generally classify cash flows arising from income taxes as operating cash flows.

In our opinion, free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one measure to monitor and evaluate performance. Our definition of free cash flow may be different from definitions used by other companies.

Our definition of free cash flow excludes the operating cash flows and capital expenditures related to our discontinued operations. Operating, investing and financing cash flows of our discontinued operations are presented separately in our statement of cash flows. Cash flows from the operating activities of our discontinued operations are reported in our statement of cash flows net of their separately calculated income tax effects. U.S. federal and state income taxes paid as a result of the gain on sale of the principal businesses of our former Power Systems operating segment have been classified within continuing operations consistent with the cash proceeds. These taxes paid in the second, third and fourth quarters of fiscal 2008 have been excluded from free cash flow to present free cash flow that is representative of the performance of our continuing businesses.

The following table summarizes free cash flow by quarter:

	Quarter Ended
	Dec. 31, 2007	March 31, 2008	June 30, 2008	Sept. 30, 2008	Dec. 31, 2008
Cash provided by continuing operating activities	$101.5	$58.6	$192.2	$244.5	48.8
Capital expenditures of continuing operations	(26.3)	(33.5)	(43.0)	(48.2)	(27.4)
Tax payments related to the gain on divestiture of Power Systems	—	6.1	1.6	0.2	—
Excess income tax benefit from the exercise of stock options	2.9	0.6	0.4	0.7	0.4

Free cash flow	$78.1	$31.8	$151.2	$197.2	$21.8

Organic Sales

Our press release contains information regarding sales excluding the effect of changes in currency and organic sales, which we define as sales excluding the effect of changes in currency exchange rates and acquisitions. We believe these non-GAAP measures provide useful information to investors because they reflect regional performance from our activities without the effect of changes in currency exchange rates and/or acquisitions. We use organic sales and sales excluding the effect of changes in currency as two measures to monitor and evaluate our regional performance. We determine the effect of changes in currency exchange rates by translating the respective period’s sales using the currency exchange rates that were in effect during the prior year. When we acquire businesses, we exclude sales in the current year for which there are no comparable sales in the prior period. Organic sales growth is calculated by comparing organic sales to reported sales in the prior year. Sales are attributed to the geographic regions based on the country of destination.

The following is a reconciliation of reported sales to organic sales for the three months ended December 31, 2008 compared to sales for the three months ended December 31, 2007:

	Three Months Ended December 31,
	2008					2007
	Sales	Effect of Changes in Currency	Sales Excluding Effect of Changes in Currency	Effect of Acquisitions	Organic Sales	Sales
United States	$641.2	$5.3	$646.5	$(2.4)	$644.1	$671.4
Canada	66.1	16.1	82.2	—	82.2	95.2
Europe, Middle East, Africa	248.8	29.3	278.1	(2.0)	276.1	304.7
Asia-Pacific	142.3	18.4	160.7	(0.1)	160.6	163.4
Latin America	90.8	16.1	106.9	—	106.9	97.2

Total	$1,189.2	$85.2	$1,274.4	$(4.5)	$1,269.9	$1,331.9

The following is a reconciliation of reported sales to organic sales for our reporting segments for the three months ended December 31, 2008 compared to sales for the three months ended December 31, 2007:

	Three Months Ended December 31,
	2008					2007
	Sales	Effect of Changes in Currency	Sales Excluding Effect of Changes in Currency	Effect of Acquisitions	Organic Sales	Sales
Architecture & Software	$506.4	$35.8	$542.2	$(4.5)	$537.7	$577.9
Control Products & Solutions	682.8	49.4	732.2	—	732.2	754.0

Total	$1,189.2	$85.2	$1,274.4	$(4.5)	$1,269.9	$1,331.9

ROCKWELL AUTOMATION, INC.

OTHER SUPPLEMENTAL INFORMATION

(in millions)

Return On Invested Capital

Our press release contains information regarding Return On Invested Capital (ROIC), which is a non-GAAP financial measure. We believe that ROIC is useful to investors as a measure of performance and of the effectiveness of the use of capital in our operations. We use ROIC as one measure to monitor and evaluate performance. Our measure of ROIC is likely to differ from that used by other companies. We define ROIC as the percentage resulting from the following calculation:

(a) Income from continuing operations and income from Power Systems discontinued operating activities, before non-operating gains or losses, special charges, interest expense, income tax provision, and purchase accounting depreciation and amortization, divided by;

(b) average invested capital for the year, calculated as a five quarter rolling average using the sum of short-term debt, long-term debt, shareowners’ equity, cumulative impairments of goodwill and intangibles required under SFAS No. 142 and 144, and accumulated amortization of goodwill and other intangible assets, minus cash and cash equivalents, multiplied by;

(c) one minus the effective tax rate for the period.

ROIC is calculated as follows:

	Twelve Months Ended December 31,
	2008	2007
(a) Return

Income from continuing operations	$536.6	$595.0
Income from discontinued operating activities	—	7.5
Interest expense (1)	65.2	63.0
Income tax provision (1)	192.8	235.5
Purchase accounting depreciation and amortization (1)	22.9	20.0
Special charges	46.7	43.5

Return	864.2	964.5

(b) Average invested capital
Short-term debt	255.9	430.0
Long-term debt	904.2	575.4
Shareowners’ equity	1,773.7	1,933.0
Impairments of goodwill and intangibles	—	21.6
Accumulated amortization of goodwill and intangibles	626.8	614.9
Cash and cash equivalents	(714.0)	(769.3)

Average invested capital	2,846.6	2,805.6

(c) Effective tax rate
Income tax provision (1)	192.8	235.5

Income from continuing operations and discontinued operating activities before income taxes	$729.4	$838.0

Effective tax rate	26.4%	28.1%

(a) / (b) * (1-c) Return On Invested Capital	22.3%	24.7%

(1)	Includes amounts related to both continuing and discontinued operations.